December 14, 1999


Thomas Industries Inc.
4360 Brownsboro Road
Suite 300
Louisville, Kentucky 40232-5120

         RE: 500,000 Shares of Common Stock (par value
             $1.00) including Preferred Share Purchase
             Rights for Thomas Industries Inc.'s
             Retirement Savings and Investment Plan and
             Genlyte Thomas Retirement Savings and Investment Plan (the "Plans")
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Gentlemen:

         We have acted as counsel for Thomas Industries Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 500,000 shares of the Company's Common Stock, $1.00 par value (the "Common Stock"), which may be purchased pursuant to the Plans and 500,000 Preferred Share Purchase Rights which currently are attached to, and trade with, the Common Stock.

         We have examined or considered:

                  1.  A  copy  of  the   Company's   Restated   Certificate   of
Incorporation.

                  2. The By-Laws of the Company.

                  3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

                  4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.




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                  5. Copies of the Plans.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plan have been duly taken, and the related Common Stock, upon acquisition pursuant to the terms of the Plans, and the Preferred Share Purchase Rights, will be duly authorized, legally and validly issued, fully paid and nonassessable.

         We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the company as an Exhibit to the Registration Statement.

                                                   Very truly yours,

                                                    /s/ McDermott, Will & Emery

                                                   McDermott, Will & Emery
WJQ/bjs